Exhibit 10.14

First Amendment to Agreement

This First Amendment to the Agreement (“Amendment”) is entered into as of this ___ day of ______________, 2010 (the “Amendment Effective Date”), by and between NBT Bancorp Inc. (the “Company”) and Martin Dietrich (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Agreement dated as of November 5, 2009 (the “Agreement”); and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend the Agreement as follows:

3.        Term.  Section 3(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

As severance pay, an amount equal to the product of 2.99 multiplied by the greater of the sum of your annualized salary for the calendar year in which the change in control of the Company occurs, the maximum bonus that could have been paid to you for such year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to you during any one of the three preceding calendar years.  No other amounts will be included for purposes of determining the amount of severance pay.

2.            Installment Payout.  Section 3€ of the Agreement is hereby deleted in its entirety and replaced with the following:

The amounts described in this subsection will be paid to you in three equal annual payments with the first payment to be made within 30 days of your termination and the remaining two installments paid on the first business day in January of each of the next two calendar years, provided that under no circumstances will two payments be made during a single tax year of the recipient.

3.            Except as set forth in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this First Amendment to the Agreement, or have caused this Amendment to be duly executed and delivered on their behalf.

[EXECUTIVE]

NBT BANCORP INC.

By:
Its: